EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE              Contact: Larry E. Holdren
---------------------                       President, Retail Banking Division
December 4, 2001                            (740) 373-3155



                            PEOPLES BANK NAMED AMONG
                             BEST IN REMOTE BANKING
           __________________________________________________________
           New look and enhanced features added to peoplesbancorp.com

         MARIETTA, Ohio - Peoples Bank recently received national recognition for its e-banking initiatives and remote banking capabilities.
         Peoples Bank captured third place in Microbanker Inc.'s 2001 "Best in Remote Banking" awards and was featured in the October 15 issue of Microbanker's "Banking Technology Strategies". The awards are presented annually to financial service organizations for outstanding implementation of remote banking applications, innovative use of technology, effective deployment of information resources, and improved services to clients. Microbanker is a provider of banking technology newsletters, special reports, and Microbanker Online (an internet based bank technology site).
         "I congratulate our team for their dedication to enhancing e-banking for our growing client base," commented Larry Holdren, President of Peoples' Retail Banking Division. "Internet banking was developed from the strategic realization that our clients want choices when accessing their money, financial records, or even our associates. Peoples OnLine Connection, our internet banking service, gives our clients a 24/7 connection that complements our sales offices and draws our clients closer to Peoples' financial service experts."
         Peoples has invested many resources to stay near the leading edge of technology, and create the proper blend of technology and personalized service to optimize each client's personal experience.
         "After seeing our e-banking capabilities, some clients are almost surprised to see this much technology in a community bank," said Alison Thompson, Peoples' Internet Banking Manager. "Technology allows us to provide a cost and time savings advantage to both corporate and retail clients, and the new design of our web site makes our services more convenient and user friendly."
         Peoples has offered remote banking to its corporate clients since 1999, and in the last 18 months, has successfully expanded services to include internet banking with flexible, remote access to financial records, electronic bill payment, etc. In addition, Peoples has recently added capability for Peoples OnLine Connection clients to view check images online. "More than ever, managers need information at their fingertips to remain competitive in today's fast-paced environment, added Judy Rockey, CPA and Accounting Manager for Lancaster Bingo Company of Lancaster, Ohio. "Peoples Bank's online banking service allows us to manage our cash position and is easy to use - making my job easier."
         Earlier this month, Peoples unveiled a new look to its peoplesbancorp.com web site. The web site continues to offer speedy access to Peoples OnLine Connection, as well as world news, weather information, stock quotes, job opportunities, sports scores, bulletin boards, etc. Enhancements to Peoples' web site include links to local media and "virtual shopping centers" through Peoples Shopping Connection, where links are provided to local vendors' web sites.
         "I have been selling on the Internet for over a year, and my site hits doubled in the last month since joining Peoples Bank's online mall," said Donna Shaw, owner of Front Porch Primitives, an arts and crafts store in Caldwell, Ohio. "One of the bank's employees demonstrated how the shopping links work, and she eventually purchased two items from my virtual shop."
         In addition to increased sales opportunities, peoplesbancorp.com increases market awareness for local vendors. DeVol's Cycle Center of Parkersburg, West Virginia, was among the first merchants to enroll in Peoples Shopping Connection. "Choosing to place our ad banner and link on Peoples' site is a great way to increase our market exposure beyond the Parkersburg area," stated Jeff DeVol, Vice President and General Manager of DeVol's Cycle Center. "The site is being visited by interested buyers in the mid-Ohio valley and around the world."
         Peoples will continue to look for new ways to leverage recent and future investments in technology as a way to enhance e-commerce initiatives. For more information regarding Peoples OnLine Connection, Peoples Shopping Connection, or to find out how Peoples can be your financial services partner, please contact Alison Thompson, Peoples' Internet Banking Manager at (740) 374-6117 or athompson@peoplesbancorp.com.
         Peoples Bank is a subsidiary of Peoples Bancorp Inc., a diversified financial services company with $1.2 billion in assets. Peoples Bank makes available a complete line of banking, investment, and insurance solutions through 40 offices and 25 ATM's in Ohio, West Virginia, and Kentucky. Peoples Bancorp's common stock is traded on the NASDAQ exchange under the symbol PEBO.

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